AZZ Inc. Announces Departure of Paul W. Fehlman and Appoints Philip Schlom as Interim Chief Financial Officer

May 4, 2020 - FORT WORTH, TX - AZZ Inc. (NYSE: AZZ), a global provider of metal coating services, welding solutions, specialty electrical equipment and highly engineered services, today announced that Paul W. Fehlman, Senior Vice President and Chief Financial Officer, will be leaving the Company on May 31, 2020 to pursue other business opportunities. The Company has appointed Philip Schlom, the Company’s Vice President, Chief Accounting Officer, to assume the role of Interim Chief Financial Officer. The Company plans to conduct a comprehensive search to find a permanent Chief Financial Officer.

Tom Ferguson, Chief Executive Officer of AZZ, said, “On behalf of the Board and management team, I would like to express our appreciation to Paul Fehlman for his leadership, financial expertise and cash management efforts during his six year tenure with AZZ. We wish him the best in his future endeavors. We are pleased to have Philip Schlom, our current Vice President, Chief Accounting Officer, step in as interim Chief Financial Officer as we navigate changes to the finance team and hiring a permanent CFO.”

Mr. Schlom, 55, is a highly experienced financial executive having served at major publicly-traded companies including Exterran Corporation, a provider of energy equipment and services to energy customers globally, and Parker Drilling Company, which provides drilling services and rental tools to the energy industry. Mr. Schlom has also held numerous accounting and leadership roles at Shared Technologies, Inc., a leading North American unified communications and managed services provider; Flowserve Corporation, one of the world’s leading providers of fluid motion and control products and services; and PricewaterhouseCoopers (PWC), a global network of firms that provide audit, assurance, tax, and advisory services.

About AZZ Inc.

AZZ Inc. is a global provider of metal coating solutions, welding solutions, specialty electrical equipment and highly engineered services to the power generation, transmission, distribution and industrial markets. AZZ Metal Coatings is a leading provider of metal finishing solutions for corrosion protection, including hot dip galvanizing to the North American steel fabrication industry. AZZ Energy is dedicated to delivering safe and reliable transmission of power from generation sources to end customers, and automated weld overlay solutions for corrosion and erosion mitigation to critical infrastructure in the energy markets worldwide.

Safe Harbor Statement

Certain statements herein about our expectations of future events or results constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. You can identify forward-

looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or the negative of these terms or other comparable terminology. Such forward-looking statements are based on currently available competitive, financial and economic data and management’s views and assumptions regarding future events. Such forward-looking statements are inherently uncertain, and investors must recognize that actual results may differ from those expressed or implied in the forward-looking statements. Certain factors could affect the outcome of the matters described herein. This press release may contain forward-looking statements that involve risks and uncertainties including, but not limited to, changes in customer demand for our products and services, including demand by the power generation markets, electrical transmission and distribution markets, the industrial markets, and the metal coatings markets. In addition, within each of the markets we serve, our customers and our operations could potentially be adversely impacted by the ongoing COVID-19 pandemic. We could also experience fluctuations in prices and raw material cost, including zinc and natural gas which are used in the hot dip galvanizing process; supply-chain vendor delays ; customer requested delays of our products or services; delays in additional acquisition opportunities; currency exchange rates; adequacy of financing; availability of experienced management and employees to implement AZZ’s growth strategy; a downturn in market conditions in any industry relating to the products we inventory or sell or the services that we provide; economic volatility or changes in the political stability in the United States and other foreign markets in which we operate; acts of war or terrorism inside the United States or abroad; and other changes in economic and financial conditions. AZZ has provided additional information regarding risks associated with the business in AZZ’s Annual Report on Form 10-K for the fiscal year ended February 29, 2020 and other filings with the Securities and Exchange Commission (“SEC”), available for viewing on AZZ’s website at www.azz.com and on the SEC’s website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. These statements are based on information as of the date hereof and AZZ assumes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact:	David Nark, Vice President of Marketing and Communications
AZZ Inc. 817-810-0095
Internet: www.azz.com

Lytham Partners 602-889-9700
Joe Dorame, Robert Blum or Joe Diaz
Internet: www.lythampartners.com

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